                                                                      Exhibit 12

                               Abbott Laboratories

                Computation of Ratio of Earnings to Fixed Charges

                                   (Unaudited)

                       (dollars in millions except ratios)

                                                                                Three Months Ended
                                                                                   March 31, 2000
                                                                                ------------------
           Net Earnings ......................................................          $693
           Add (deduct):

                Taxes on earnings ............................................           256
                Minority interest ............................................             2
                                                                                      ------
           Net Earnings as adjusted ..........................................          $951
                                                                                      ------
           Fixed Charges:

                Interest on long-term and short-term debt ....................            32
                Capitalized interest cost ....................................            (1)
                Rental expense representative of an interest factor ..........            11
                                                                                      ------

           Total Fixed Charges ...............................................            42
                                                                                      ------
           Total adjusted earnings available for payment of fixed charges ....          $993
                                                                                      ======
           Ratio of earnings to fixed charges ................................          23.6
                                                                                      ======

NOTE:
For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.